Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of GLOBALFOUNDRIES Inc. of our report dated March 20, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in GLOBALFOUNDRIES Inc.’s Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP
San Jose, California
September 11, 2025

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